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                                                                   EXHIBIT 10.26
                      Supply and Distributorship Agreement

This Agreement is entered into and effective as of October 26, 2001 ("Effective Date"), by and between ACLARA BioSciences, Inc. having its principal place of business at 1288 Pear Ave., Mountain View, CA 94043 ("ACLARA"), and Roche Diagnostics Corporation, having its principal place of business at 9115 Hague Road, Indianapolis, Indiana 46250 ("Roche"). Roche and ACLARA are collectively referred to as "Parties" and individually as "Party".

WITNESSETH:

WHEREAS, Roche and its Affiliates are in the business of developing, making and selling throughout the world various biochemical and medical products for research, diagnostics, and other purposes.

WHEREAS, ACLARA is engaged in the business of developing microfluidic systems, chips and chemistries which are also often referred to as "lab-on-chip" technology.

WHEREAS, Roche desires to purchase, and be the exclusive distributor, and ACLARA desires to sell to Roche and to appoint Roche as the exclusive distributor of the Products (as defined herein) in accordance with the provisions of this Agreement. In addition, Roche desires to acquire, and ACLARA desires to grant to Roche, for a limited time period, exclusive first rights of refusal and the right to negotiate to become a purchaser/licensee and the exclusive distributor of certain Additional Products (defined below) developed by ACLARA.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1)       Definitions:

1.1 "Affiliate(s)" shall mean any other entity currently controlling, controlled by or under common control with Roche or ACLARA, which in the case of Roche shall include, without limitation, Roche Diagnostics GmbH. "Control" means that more than fifty (50%) of the controlled entity's shares of ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity. An entity is considered to be a related company only so long as such ownership or control exists.

1.2 "Ordering Entity" shall mean an Affiliate or any other entity designated by Roche and approved by ACLARA to purchase Product pursuant to the terms of this Agreement.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential                        Page 1                               3/28/02


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1.3 "Products" shall mean ACLARA's Arteas-96 and Arteas-384 products, and including all future or next generation versions of these Arteas-96 and Arteas-384 products developed by ACLARA which are sub-microliter in scale and incorporate means for evaporative compensation, packaged and labeled for Roche, as detailed in the Specification which is attached hereto as Exhibit B, but excluding any products which include means for separation of fluids or compounds, including, without limitation, electrophoretic separation or isoelectric focusing.

1.4 "Specification" shall mean the Roche specification for the Product attached hereto and incorporated by reference as Exhibit B.

1.5 "Exclusive" status as a distributor or "Exclusive" shall mean that subject to the terms and conditions of this Agreement, Roche's rights to market, distribute and sell the Products within the Territory are sole and entire and operate to exclude all others.

1.6      "Territory" shall mean worldwide.

1.7 "First Sales Year" shall mean the period commencing on the date of launch of Product by Roche and ending one (1) year thereafter.

1.8 "FTEs" shall mean full time employee equivalents of labor, based on a standard work day. One FTE shall be one person working one day, or eight hours worked collectively by more than one person. One FTE for a year shall be one person working each day in a year, exclusive of holidays and vacation time determined in accordance with ACLARA's and Roche's, as the case may be, customary practices and procedures. FTE's may be performed by employees, consultants, contractors or other persons paid for by ACLARA or Roche.

1.9      As used above and in Section 6.15, the following terms shall mean:

         1.9.1    "Arteas [ * ] Product" means [ * ]

         1.9.2 "eTag Microfluidic Assay System" means [ * ]

         1.9.3 "Additional Products" shall singly or collectively refer to [ * ]

2)       Confidential Information:

2.1 CONFIDENTIALITY OBLIGATIONS. For a period of [ * ] from the date of disclosure, ACLARA and Roche agree to (i) hold all Confidential Information (defined below) in trust and confidence for the disclosing party, (ii) not to disclose Confidential Information to parties other than its Affiliates and contractors or agents, and (iii) not to use such Confidential Information other than for the performance of such Party or its Affiliates or

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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contractors or agents under this Agreement. "Confidential Information" means (a)
information that relates to the disclosing party's past, present and future efforts in research, development, manufacturing, and business activities that is disclosed to or obtained by the receiving party in connection with, and during the term of, this Agreement and (b) all items prepared or submitted by the disclosing party that are the property of the other party under the terms of this Agreement, including drafts and associated materials. All Confidential Information shall be in written, graphic, photographic or other tangible form and marked "Confidential", and information disclosed orally shall be confirmed in written summary form marked "Confidential" within thirty (30) days after its disclosure to the receiving party.

2.2 EXCEPTIONS. Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed by the Parties hereto that the obligations of confidence herein assumed shall not apply to any information which:

         a. can be shown by the receiving party to have been in its possession prior to disclosure to it by the transmitting party;

         b. at the time of the disclosure hereunder is, or thereafter becomes, through no fault of the receiving party, part of the public domain by publication or otherwise;

         c. is furnished to the receiving party by a third party after the time of disclosure hereunder as a matter of right and without restriction on its disclosure; or

         d. is independently developed by employees, agents or vendors of the receiving party who have not had access to the Confidential Information received from the disclosing party.

3)       Purchase Orders:

During the term of this Agreement, from time to time Roche (or the Ordering Entity) may issue purchase orders containing instructions for specific performance under this Agreement. Roche will accept only that specific performance that has been pre-authorized, as evidenced by a purchase order, the form and terms of which shall be mutually agreed (in the event of any inconsistency between the terms of this Agreement and any purchase order, the terms of this Agreement shall prevail). The purchase order number should always be referenced on packing slips (bill of lading) and invoices for Product(s).

4)       Price:

4.1 The Parties agree that the price is as established in attached Exhibit A, "Pricing". The Pricing detailed in Exhibit A shall represent the price terms through the Initial Term of this Agreement. Subsequent to the Initial Term, pricing shall be the result of good

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faith negotiations between the Parties.  Payment shall be due thirty (30) days after receipt of invoice.


4.2 PROMOTIONAL ITEMS. ACLARA shall provide to Roche up to [ * ] Products per year, on a schedule to be designated by Roche, at no charge for promotional purposes. Promotional Products, not to exceed an additional [ * ] per year of each, can be purchased at [ * ] of ACLARA's fully burdened Manufacturing Costs for such promotional Products. "Manufacturing Costs" shall mean [ * ]

5)       Term and Termination:

5.1 INITIAL TERM AND EXTENSIONS. The "Initial Term" of this Agreement shall begin on the Effective Date and shall continue for 3 years. Subsequent to the Initial Term, this Agreement shall be automatically extended thereafter for one
(1) year periods unless notice of intention not to extend this Agreement is communicated in accordance with Section 13.7 at least six (6) months prior to the then current expiration date. Upon expiration of the Initial Term or any subsequent one year extension term, ACLARA shall be entitled to (a) reasonable termination charges for costs incurred up to the date of expiration by ACLARA for outstanding orders of Product by Roche or other Ordering Entity, (b) share [
* ] in the course of its performance under this Agreement, (c) a transfer of all rights in promotional materials, internet content, samples, customer lists, and marketing material relating to Product which are developed by Roche and its Affiliates in the course of its performance under this Agreement, (d) the right to negotiate in good faith a world-wide license, with the right to sublicense, to rights in trademarks used in connection with marketing and sale of Product, and (e) the right to negotiate in good faith with Roche to obtain [ * ], provided that ACLARA shall disclose such Confidential Information to any third party under terms of confidentiality that are at least as strict as those provided in Article 2 above.

5.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement for cause by providing the other with sixty (60) days' written notice. Cause shall mean a material breach of a material term of this Agreement, that is not cured by the breaching party as quickly as possible, but in no event longer than the sixty
(60) day notice period. If such breach is not cured prior to the sixty (60) day notice period, the non-breaching Party will be left with all remedies at law or equity in addition to its right to terminate.

5.3 TERMINATION WITHOUT CAUSE. Commencing [ * ] after the Effective Date, Roche reserves the right to terminate this Agreement without cause by providing [ * ] written notice to ACLARA. For termination without cause, ACLARA shall be entitled to (a) reasonable charges for costs incurred up to the date of termination, (b) share [ * ] in the course of its performance under this Agreement, (c) a transfer of all rights in promotional materials, internet content, samples, customer lists, and marketing material relating to Product which are developed by Roche and its Affiliates in the course of its

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performance under this Agreement, (d) the [ * ], and (e) the right to negotiate in good faith with Roche to obtain [ * ], provided that ACLARA shall disclose such Confidential Information to any third party under terms of confidentiality that are at least as strict as those provided in Article 2 above.

5.4 IMPACT ON CONFIDENTIAL INFORMATION. Subject to the terms of Section 5.1 above, the Parties agree that in the event of termination or expiration of this Agreement, all Confidential Information which is the property of Roche or ACLARA, shall be promptly returned to the disclosing Party, except that one copy thereof may be maintained in the file of the receiving Party's Law Department to document information disclosed by the other Party.

6)       Supply Arrangements:

6.1 DILIGENCE OBLIGATIONS. Roche will maintain its right to be the exclusive distributor of Product under this Agreement by its compliance with the following diligence requirements set forth in Subsections 6.1.1 through 6.1.4 below. In the event that Roche does not meet any of the following requirements, ACLARA at its option, shall have the right to either convert Roche's distribution rights from an exclusive to a non-exclusive status or provide notice of termination in accordance with the terms of Section 5.2 above.

6.1.1 Within sixty (60) days after the Effective Date, the Parties shall agree upon, and attach to this Agreement, a detailed Work Plan, including Milestone Dates, for Roche's commercialization of Product, including both the Arteas-96 Product and the Arteas-384 Product, including, without limitation, sales training, technical support and assay support for miniaturization; and Roche shall use reasonable efforts to commercialize Product in accordance with the Work Plan and the Milestone Dates set forth therein.

6.1.2 The Parties agree that the Work Plan for commercialization shall require Roche to commit the following minimum resources for Arteas-96 Product and Arteas-384 Product: one (1) marketing manager; and one (1) project manager (technical); the marketing manager and project manager shall be part-time in calendar year 2001 and full time in calendar year 2002 and thereafter. Assay and technical support will be available in the U.S. and Europe (with a Work Plan supplement for Japan), and one hundred percent (100%) of the worldwide key account sales managers (focused on pharmaceutical and biotech companies) will be trained on Product. During the First Sales Year, ACLARA will miniaturize assays for Roche's customers, and will be compensated for this activity through the Transfer Price paid by Roche for Product, with the mechanism set forth in Section 6.4 below. With regard to the period after the First Sales Year, the Work Plan will put in place a mutually agreed upon plan for assay support consistent with actual sales and projected sales growth.

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6.1.3    During the First Sales Year, Roche shall use reasonable efforts to sell
         Product and its compliance with this diligence requirement shall be determined by its actual sales and reasonable penetration of Product into the High Throughput Screening market.

6.1.4 For each subsequent twelve-month period after the First Sales Year, Roche shall use reasonable efforts to sell Product and its compliance with this diligence requirement shall be determined by Roche generating [ * ]

6.2 EXCLUSIVITY OBLIGATIONS. The Parties agree that for the term of this Agreement, and subject to the other terms and conditions set forth herein, (a) ACLARA shall supply the Product exclusively to Roche and utilize Roche as its exclusive distributor for the Products and (b) Roche shall not develop or sell any other sub-microliter product including means for evaporative compensation that directly competes with the Products for the drug screening market. Roche shall purchase from ACLARA the Products at the prices set forth in Exhibit A to this Agreement, attached hereto and incorporated herein by reference. Roche is under no obligation to purchase a minimum quantity of Products except as specifically set forth in Sections 6.1, 6.5, and 6.12 below during either the Initial Term or any renewal term of this Agreement. [ * ]

6.3      TRANSFER OF EXPERTISE TO ROCHE.

         6.3.1 TRANSFER OF SALES/MARKETING EXPERTISE. Subject to the confidentiality terms above and to the terms of ACLARA's agreements with third parties regarding, among other matters, assays, dispensers and materials developed by the third parties and/or ACLARA, ACLARA will, at no additional cost to Roche, transfer to Roche its body of expertise that directly relates to sales and marketing of the Product, including expertise regarding use of the Product, customer segmentation, customer list, marketing materials, internet content, samples, presentations, sales tools, assay miniaturization, and qualifying dispensers , knowledge of which is instrumental to sales and marketing of the Product (collectively, the "Product Sales and Marketing Expertise"). This transfer will commence upon the execution of this Agreement and be completed within three (3) months of the Effective Date. Two (2) Roche employees will be designated by Roche to serve as primary representatives to receive the Sales and Marketing Expertise from ACLARA. ACLARA will provide these Roche representatives, at no charge to Roche, with any training at ACLARA's facilities that may reasonably be required in order for the Sales and Marketing Expertise to be effectively transferred to Roche. The transfer of Sales and Marketing Expertise will not be considered complete until all transferable, current assays have been transferred to Roche, and Roche's and ACLARA's primary representatives have determined, each in their reasonable discretion, that no other training or consultation with ACLARA representatives will be necessary in order for Roche to effectively sell, market and

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         use the transferred assays. ACLARA understands and agrees that successful transfer of the Sales and Marketing Expertise is instrumental to Roche's ability to sell the Product, and thus agrees it will use its reasonable commercial efforts to ensure all Sales and Marketing Expertise is transferred to Roche as expeditiously as possible.

         6.3.2 TRANSFER OF TECHNICAL/PRODUCT SUPPORT EXPERTISE. Subject to the confidentiality terms above and to the terms of ACLARA's agreements with third parties regarding, among other matters, assays, dispensers and materials developed by the third parties and/or ACLARA, ACLARA will, at no additional cost to Roche, transfer to Roche its entire body of expertise that directly relates to technical support or use of the Product, including expertise regarding developing miniaturized homogeneous assay and qualifying dispensers (collectively, the "Technical Support Expertise"). ACLARA represents and warrants that ACLARA possesses a transferable body of Technical Support Expertise, and ACLARA will make reasonable efforts to transfer such expertise, in accordance with this Section 6.3.2, such that Roche will be able to provide technical support and assistance relating to the Product at a level substantially similar to the support provided by ACLARA during the First Sales Year pursuant to Section 6.4. This transfer will commence upon the date for such transfer appearing in the Work Plan and be completed within twelve (12) months of such date. Two (2) Roche employees will be designated by Roche to serve as primary representatives to receive the Technical Support Expertise from ACLARA (and these Roche representatives need not be the same representatives designated to receive the Sales and Marketing Expertise described in
         Section 6.3.1). ACLARA will provide these Roche representatives, at no charge to Roche, with any training at ACLARA's facilities that may reasonably be required in order for the Technical Support Expertise to be effectively transferred to Roche. The transfer of Technical Support Expertise will not be considered complete until all transferable, current assays have been transferred to Roche, and Roche's and ACLARA's primary representatives have determined, each in their reasonable discretion, that no other training or consultation with ACLARA representatives will be necessary in order for Roche to effectively manage, utilize and fully support the transferred assays. On or before twelve (12) months after the Effective Date, Roche will in good faith provide ACLARA in writing a list of items of expertise yet to be transferred and the Parties will agree in good faith to a plan for transfer of such items.

6.4 TECHNICAL SUPPORT. During the First Sales Year, ACLARA will provide support and assistance to Roche for the development of miniaturized homogeneous assays for use on the Products ACLARA shall be compensated for such support and assistance through the Transfer Price as managed by an account ("Account") that will track the ordered Arteas 96 Product other than the Initial Order according to Transfer Prices set forth in Exhibit A. Every order by Roche to ACLARA of Product shall credit this account with the number of Products ordered. Every order by Roche to ACLARA for a single assay miniaturization project (involving one homogeneous assay), for a potential or actual

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Roche customer, shall debit this Account [ * ] At the outset, the Account will [
* ]. Thereafter, [ * ]. Hence, as an example, [ * ]. ACLARA shall make reasonable efforts to successfully complete all assay miniaturization projects. However, part of the initial technology transfer from ACLARA to Roche will include a description of what types of assays constitute reasonable model assays for miniaturization. Both parties recognize that some potential customers may request work on an unreasonably difficult, or even impossible, assay.

6.5 INITIAL PURCHASE OF ARTEAS-96. Roche will make an initial purchase of [ * ] of Arteas-96 Product at the pricing and scheduling as defined in Exhibit
A. No initial purchase of any other Product will be required hereunder.

6.6 PURCHASE ORDERS. Subject to Sections 6.10 and 6.12, Roche shall submit purchase orders to ACLARA for the quantities of Products desired. Such purchase orders shall constitute the only authorization for ACLARA to provide Products to Roche.

6.7 DELIVERY. ACLARA shall deliver the Products in the quantities and on the dates specified in the delivery schedules to Roche's purchase orders, F.O.B. (Indianapolis, Indiana), freight collect using Roche's designated freight carriers, third party direct bill. The transfer price terms in this Agreement contemplate that the manufacture of Products shall be made in the United States and all shipments will be made to locations in the United States. Any shipments to other countries or between other countries will require mutually agreed upon adjustments of the transfer price terms of this Agreement; and unless otherwise mutually agreed in writing, any brokers' fees, customs duties, value added taxes and any freight, insurance, taxes or other costs which are not imposed on ACLARA under the definition "FOB (place of shipment)" in INCOTERMS, will be the sole responsibility of Roche.

6.8 CHANGES TO ORDERS. Roche shall have the right to make changes to purchase order quantities and delivery dates provided said changes are in conformance within the firm lead-time and forecasting terms as established under Sections
6.10 and 6.12.

6.9 DISASTER RECOVERY PLAN. In order to demonstrate supply risk management to Roche, within six (6) months after the Effective Date of this Agreement, ACLARA shall document and maintain a Roche disaster recovery plan ("Plan") which would be implemented in the event of a significant or catastrophic event affecting the supply of Products. As a provision of the Plan, the Parties shall agree upon terms for ACLARA to grant to Roche a limited time period, non-exclusive, royalty-free license to manufacture the Products or sublicense a mutually agreeable third party to do the same to prevent an interruption in supply. Upon such occurrence, ACLARA shall immediately provide to Roche written detailed information and technical assistance sufficient for Roche or a third party to manufacture the Products, including, but not limited to:

         1) approved raw material vendor list,

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         2) raw material specifications,
         3) quality control procedures and,
         4) detailed manufacturing instructions

         (collectively the "Detailed Manufacturing Instructions")

If ACLARA can resume supplying Products to Roche's requirements, Roche or a third party shall discontinue manufacturing the Products following production restart, where ACLARA warrants that ACLARA has the capacity and capability of satisfying Roche's full demand for Products. In such case the manufacturing license with Roche and any sublicense with a third party shall terminate and the originals and all copies of Detailed Manufacturing Instructions shall be promptly returned to ACLARA. Roche and any sublicensee shall hold all Detailed Manufacturing Instructions as confidential information, defined in Section 2.

6.10 FIRM LEAD-TIME. Subject to the terms of Section 6.12, firm lead-time for Products shall be negotiated in good faith, to be [ * ]. Roche may not affect changes to purchase orders within firm lead-time without the consent of ACLARA. Should ACLARA not have Products in the quantities ordered, ready for shipment on the requested purchase order date, where Roche has provided the firm lead-time stated above, and expedited freight is required by Roche to meet production needs, ACLARA shall be financially responsible for any incremental shipping cost associated with such expedited freight. Notwithstanding any terms of this
Section 6.10 or Section 6.12 to the contrary, if Roche wishes to place order(s) for Product that would require ACLARA to have a manufacturing capacity [ * ], the firm lead-time for any such order(s) shall be [ * ] and also Roche shall provide a special forecast for such order(s) in advance of the time period provided in Section 6.12.

6.11 AUDIT. Subject to the confidentiality provisions of Section 2 hereof, ACLARA shall make its records and facilities involved in the manufacturing and testing of the current Product and all future Products, available to Roche personnel at reasonable and mutually convenient times (not to exceed once each calendar year) during normal business hours for audit purposes and shall take any reasonable actions required by Roche to facilitate such audit. ACLARA shall address any issues Roche may have within a reasonable timeframe.

6.12 FORECASTS. In order to facilitate ACLARA's forward planning process for Products, and to assist ACLARA in making certain decisions relative to inventory of long lead time raw materials, starting at the commencement of the First Sales Year, Roche shall provide prior to the last day of each quarter on an "as needed " basis a non-binding forecast of its requirements for the Products for the following four (4) quarters. If ACLARA determines that it has insufficient capacity to meet the quantities stated in the forecast, ACLARA shall notify Roche within thirty (30) days after the date of receipt of the forecast that such condition exists, and will present recommendations regarding

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capacity changes to meet the forecast. In any event, after the First Sales Year,
Roche shall be obligated to place firm lead time orders (according to Section 6.10) for a given quarter of a total amount that is [ * ] of the forecasted requirements for such quarter according to the forecast that is provided immediately before that quarter ("Obligated Orders"). For example, [ * ]
Products for that second quarter. During the First Sales Year the Obligated Orders for a given quarter shall be [ * ] of the most recent forecast for that quarter. Always ACLARA shall use reasonable commercial efforts to fill orders that exceed Obligated Orders.

6.13 VALIDATION OF SUB-MICROLITER DISPENSERS. At the Effective Date of this Agreement, ACLARA has qualified two suppliers of sub-microliter dispensers that have been validated for use with the Arteas-96 Product; such dispensers are (1) [ * ] dispenser manufactured and sold as of the Effective Date by [ * ] and (2) [ * ] dispenser manufactured and sold as of the Effective Date by [ * ]. Furthermore the Parties will also cooperate regarding the best technical and business relationship with other suppliers of sub-microliter dispensers. Roche will evaluate in good faith whether to enter into a co-marketing agreement with liquid dispensing robot vendors.

6.14 AVAILABILITY OF THE ARTEAS-384 PRODUCT. ACLARA agrees to commit all reasonable efforts consistent with the priority of ACLARA's other projects, in order to assure the successful development of the Arteas-384 Product. The launch is presently contemplated, based on ACLARA's current development schedule for Arteas-384 Product, to occur [ * ]. If the Parties decide that an [ * ] (and will also make appropriate changes to the Work Plan for Roche's launch and sales of Arteas-384 Product).

6.15     RIGHTS OF NEGOTIATION FOR ADDITIONAL PRODUCTS.

         6.15.1 CONSIDERATION. In consideration of the rights granted to Roche by ACLARA pursuant to the following subsections of this Section 6.15, [* ] the Effective Date of this Agreement, Roche shall pay by wire transfer to ACLARA [ * ]. Both Parties will negotiate in good faith [ *]. The Parties agree that, absent an agreement by both Parties to the contrary, the cost to Roche [ * ]. ACLARA will use reasonable efforts to complete the Workplan and will submit a written report of results [
         * ].

         6.15.2 NEGOTIATION RIGHTS. Both Parties recognize that ACLARA is developing proprietary technology(s) of interest to both Parties, specifically technology for Additional Products defined in 1.9, and the desire of both Parties to commercialize these Additional Products. In consideration of the fee set forth in Subsection 6.15.1, during a period [ * ] agrees that Roche will be given the exclusive first rights of refusal and the right to negotiate [ * ].

         6.15.3 EXPANSION. During the [ * ], ACLARA will also discuss expanding rights [ * ].

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7)       CHANGES:

7.1 CHANGES BY ROCHE. Roche reserves the right to propose changes to the Product or to the Specifications and ACLARA shall not unreasonably withhold its approval of such changes to the Product or Specification. Upon receiving such written request from Roche, supplier shall submit within a reasonable time, but in no event longer than 90 days, a report to Roche setting forth its best judgment as to the probable effect on the supply of the Product and the cost of the proposed change. If the changes would result in any significant increase in manufacturing costs and/or in a significant development effort by ACLARA, the Parties shall negotiate in good faith an increase of the transfer price terms for the Product as so changed. In any event, ACLARA shall not proceed with any change that would affect form, fit or function without written authorization from Roche, which authorization Roche shall not unreasonably withhold.

7.2 CHANGES BY ACLARA. ACLARA must have written authorization from Roche (which authorization Roche shall not unreasonably withhold) prior to incorporating any change into production that may effect the form, fit, function, reliability, product labeling, appearance, or interchangeability of any Product furnished to Roche or its Affiliates. Changes incorporated by ACLARA's vendors / manufacturers / contractors / subcontractors are also included in the requirement. Shipments incorporating such changes will not be made until authorization is obtained by Roche's Source Development Group at the receiving location (which authorization Roche shall not unreasonably withhold). ACLARA is to maintain control records documenting the effective dates, lot numbers, and/or serial numbers of all engineering and process changes. The document control system must ensure that obsolete drawings and specifications are removed from all areas of use.

7.3 NEW PRODUCT . Should either Party wish to pursue an opportunity for development and commercialization of a new Product that differs substantially from the Arteas-96 Product and Arteas-384 Product ("New Product"), [ * ]

8)       WARRANTIES:

8.1 PRODUCT QUALITY; INDEMNIFICATION. ACLARA expressly warrants that all Products furnished under this Agreement shall conform to all Specifications, will be free from manufacturing defect(s). This warranty shall apply for a period of [ * ] following date of manufacture of Products by ACLARA or its contractor, unless otherwise expressly provided for herein. Roche agrees to inspect Product upon its receipt and notify ACLARA, in writing within fifteen
(15) days after receipt, of Products that do not conform to Specifications ("Nonconforming Product"). ACLARA and Roche will agree upon a Replace of Material Authorization Program (RMA Program") under which ACLARA would be obligated to promptly correct, repair or replace Nonconforming Product, in accordance with industry best practices. In accordance with the RMA

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[ * ]
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Program, ACLARA will make corrections, repairs or replacements necessary to cure breach of this warranty, provided, however, that (a) ACLARA reserves the right to inspect and test, at its own cost, any Nonconforming Product; (b) the Nonconforming Product has not been altered, repaired, or modified without the prior approval of ACLARA; (c) the Nonconforming Product has not been damaged as a result of accident, disaster, abuse, misuse, lack of maintenance or damage during shipment and/or storage. ACLARA agrees to reimburse Roche for such activity provided that such activity is consistent with the RMA Program or Roche has received prior authorization to do so from ACLARA and abides by any conditions agreed upon by ACLARA and Roche with respect to such actions. To the extent that Roche is not able, or authorized to make said corrections, repairs or replacements, ACLARA will perform same within thirty (30) days or such other period provided in the RMA Plan, including replacement parts, labor, installation, etc., necessary to correct and meet the warranty.

ACLARA SPECIFICALLY DISCLAIMS, WITH RESPECT TO PRODUCT FURNISHED HEREUNDER, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, ANY WARRANTIES OTHER THAN THOSE EXPRESSLY PROVIDED IN THIS SECTION 8.1, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR USE.

8.2 ORDER FULFILLMENT. ACLARA agrees that ACLARA or its Affiliate or contractor shall use all reasonable efforts to fill Roche's or an Ordering Entity's purchase order in accordance with the lead-time specified in Sections 6.10 and 6.12.

8.3 TERM OF MANUFACTURING. Subject to the termination provisions above, ACLARA warrants to Roche that it or contractor(s) will continue to manufacture and offer the Products throughout the Initial Term of this Agreement. After such date, ACLARA warrants to Roche that in the event that ACLARA elects to no longer offer the Products as specified in Exhibit A, ACLARA shall provide Roche with at least six (6) months prior notice of such intent, and allow Roche to order the Products during such six (6) months. Notwithstanding any other terms of this Agreement, ACLARA may, in its discretion, fulfill its obligations under this Agreement to supply Product by contracting manufacture thereof to a third party contractor(s) approved by Roche, which approval(s) shall not be unreasonably withheld.

8.4 RECALLS. As used herein, "Initiated Recall" shall mean a recall (a) initiated at the direction of the Federal Food and Drug Administration or other regulatory authority, arising out of, based on, or caused by defects in materials or workmanship, improper manufacture of the Products, or failure of the Products to meet the Specifications; or (b) initiated voluntarily by either Party where evidence indicates that defects in materials or workmanship, improper manufacture of the Products, or failure of the Products to meet the Specifications warrants such a recall. Each Party shall promptly notify the other Party of any situation which may lead to an Initiated Recall of the Products, however, Roche and ACLARA shall have joint authority as to whether to institute a voluntary recall. Roche shall notify ACLARA, in writing, if it is required to implement a total or partial Initiated Recall. Both Parties agree to work together to properly manage an Initiated Recall, foremost in terms of urgency and safety for the end customer, and secondly for the efficient utilization of resources to accomplish such Initiated Recall. The costs of any total or partial Initiated Recall shall be allocated as follows, regardless of whether it was recalled by ACLARA, Roche, or a governmental or regulatory authority: (a) if the defects or problems giving rise to the reason for the Initiated Recall can reasonably be deemed to be the direct result of negligent or willful acts or omissions on the part of ACLARA, ACLARA shall bear the out-of-pocket costs and expenses associated with the Initiated Recall; (b) if the defects or problems giving rise to the reason for the Initiated Recall can reasonably be deemed to be the direct result of negligent or willful acts or omissions on the part of Roche, Roche shall bear the out-of-pocket costs and expenses associated with the Initiated Recall; (c) if the defects or problems giving rise to the reason for the Initiated Recall can reasonably deemed to be the direct result of negligent or willful acts or omissions by both Parties, each Party will bear a portion of the out-of-pocket costs and expenses roughly commensurate with its proportional responsibility for the Initiated Recall, and (d) if it cannot reasonably be determined which party was responsible for the defects or problems giving rise to the reason for the Initiated Recall, then the Parties shall equally share the out-of-pocket costs and expenses associated with the Initiated Recall.

9)       QUALITY:

9.1 RECORDS. In compliance with its own internal quality systems, each Party shall keep reproducible records of all data pertaining to its performance under this Agreement.

9.2 REVIEW OF RECORDS. Upon thirty (30) days prior written, each Party shall make its records and facilities involved in the performance of this Agreement available to the other Party's personnel at reasonable and mutually convenient times during normal business hours for quality system audit purposes and shall take any reasonable actions required by the reviewing Party to facilitate such audit.

9.3 ISO 9001 CERTIFICATION. ACLARA, and all manufacturing facilities involved in the production of the Product, agree to be ISO certified on the effective date, or, if not, to actively pursue such certification during the term of this Agreement. Until such time ISO certification is obtained, ACLARA will make available all quality test procedures to Roche, in order for Roche to meet current corporate ISO standards.

9.4 SAMPLES. For purposes of quality control testing and approval by Roche, ACLARA shall upon request supply to Roche [ * ] Arteas-96 Product (and Arteas-384 Product when commercially available) within two (2) weeks of notification. During each 12-month period of the Agreement, additional quantities [ * ] of Arteas-96 Product (and Arteas-384 Product when commercially available) will be supplied [ * ] of ACLARA's fully burdened Manufacturing Costs (as defined in Section 4.2), therefor.

------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.5 NON-CONFORMING PRODUCT. Any Nonconforming Product at the customer site may be replaced in accordance with the terms of the RMA Plan as provided in Section 8.1 above.

10)      INDEMNIFICATION:

10.1     THIRD PARTY INFRINGEMENT:

         10.1.1 PATENT INDEMNIFICATION. Each Party ("Provider") will defend and indemnify the other Party ("Recipient") against a claim that any information, design, specification, instruction, software, data or material furnished by the Provider (collectively, "Material") and used by the Recipient infringes a patent held by a party other than ACLARA, Roche or their Affiliates ("Third Party Patent") provided that (a) the Recipient notifies the Provider in writing within five (5) business days of its knowledge of the claim; (b) the Recipient gives Provider sole control of the defense and all related settlement negotiation; and
         (c) the Recipient provides the Provider with the assistance, information and authority reasonably necessary to perform the above; reasonable out-of-pocket expenses incurred by the Recipient in providing such assistance will be reimbursed by the Provider. The Provider shall have no liability for any claim of infringement resulting from (i) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which is provided to the Recipient; or (ii) any information, design, specification, instruction, software, data or material not furnished by the Provider.

         10.1.2 REMEDY FOR INDEMNIFICATION. In the event that some or all of the Material is believed by the Provider or is held to infringe a Third Party Patent, Provider shall have the option, at its expense, (a) to modify the Material to be non-infringing; (b) to obtain for the Recipient a license to continue using the Material; or (c) to require return of the infringing Material and all rights thereto from the Recipient. If ACLARA is the Provider and it elects option (c) above and such return materially affects Roche's ability to use the Material, Roche shall notify ACLARA in writing concerning the infringement. ACLARA shall have sixty (60) days to remedy said infringement. If ACLARA is unable to remedy, Roche may, at its option and upon sixty
         (60) days prior written notice to ACLARA, require ACLARA to return to Roche all amounts paid by Roche to ACLARA under this Agreement, limited to the amount of Roche's actual damages for infringement of the Third Party Patent. If Roche is the Provider and it elects option (c) above and such return materially affects ACLARA's ability to complete its performance under this Agreement, Roche shall have sixty (60) days to remedy such infringement. If Roche is unable to remedy, ACLARA may at its option and upon sixty (60) days prior written notice to Roche, terminate this Agreement, and Roche shall pay ACLARA for all services rendered and costs incurred in performance of its obligations under this Agreement from the Effective Date of this Agreement through the date of termination on a time and materials or percent of completion basis as applicable, limited to the amount of ACLARA's actual damages for infringement of the Third Party Patent.

         10.1.3 EXCEPTIONS. Notwithstanding any terms of this Section 10.1 to the contrary, ACLARA's obligations to defend and indemnify under Subsection 10.1.1 and to return amounts paid by Roche under Subsection
         10.1.2 shall only apply to the extent that any claim of patent infringement relates to the use, manufacture or sale of the Product itself as such Product was actually manufactured by ACLARA for Roche. For example, without limiting the foregoing, in no event shall ACLARA have any liability under this Section 10.1 for any claim of infringement relating to assays, methods or compositions which may be utilized together with the Product, including, among others, any assays that it may have transferred to or developed for Roche pursuant to
         Section 6.3 or 6.4 above.

10.2     LIABILITY:

         10.2.1 LIABILITY OF ACLARA. ACLARA shall indemnify, defend and hold Roche harmless from any and all claims, demands, actions and causes of action against Roche in connection with any and all injuries, losses, damages or liability of any kind whatsoever (except for indirect or consequential damages) that is directly attributable to breach by ACLARA and its Affiliates and contractors of their obligations under this Agreement. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense or settlement of any and all claims, demands, actions or causes of action. ACLARA's obligations hereunder to defend and indemnify are subject to the conditions that Roche promptly notifies ACLARA of any such claim or demand and permit ACLARA to have sole control the defense and settlement thereof.

         10.2.2 LIABILITY OF ROCHE. Roche shall indemnify, defend and hold ACLARA harmless from any and all claims, demands, actions and causes of action against Roche in connection with any and all injuries, losses, damages or liability of any kind whatsoever (except for indirect or consequential damages) directly attributable to the breach by Roche or its Affiliates of their obligations under this Agreement or to the sale of Product or use by third parties of Product that is sold by Roche or its Affiliates under this Agreement. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense or settlement of any and all claims, demands, actions or causes of action. Roche's obligations to defend and indemnify is subject to the conditions that ACLARA promptly notifies Roche of any such claim or demand and permit Roche to have sole control the defense and settlement thereof.

11)      FORCE MAJEURE:

Except as otherwise provided in this Agreement, each of the Parties hereto shall be excused from the performance of its obligations thereunder in the event such performance is prevented by force majeure and such excuse shall continue as long as the condition constituting such force majeure continues, plus thirty (30) days after the termination of such condition. For the purpose of this Agreement, force majeure is defined as follows: Causes beyond the control of ACLARA or Roche, including, but without limitation, regulations, laws or acts of any government, destruction of ACLARA's facilities or material by fire, or failure of public utilities or common carrier or embargo.

12)      INSOLVENCY:

Either Party may, at its option, terminate this Agreement upon thirty (30) days' prior written notice without liability in the event of:

         a) Insolvency of the other Party or,
         b) Voluntary filing of petition for bankruptcy by the other Party, or
         c) Any filing of involuntary bankruptcy against the other Party, or
         d) Appointment of receiver or trustee for the other Party, or
         e) An assignment for the benefit of the other Party's creditors, or
         f) Any other act for the protection of debtors is filed by or against either Party.

For purposes of this Agreement, a Party is "insolvent" who either has ceased to pay its debts in the ordinary course of business or cannot pay its debts as they become due or is insolvent within the meaning of the federal bankruptcy law.

13)      GENERAL PROVISIONS:

13.1 ASSIGNABILITY. Each Party shall have the right to assign this Agreement or its obligations hereunder to its Affiliates or any third party who obtains Control of such Party. As used in this Section 13.1, "Control" means the acquisition of a majority of the outstanding voting securities of the Party.

13.2 SURVIVABILITY. The rights and obligations of Section 2 (Confidentiality),
Section 8 (Warranties), Section 5 (Term and Termination), Section 10 (Indemnification) and Section 13 (General Provisions) shall survive any termination of this Agreement and shall bind the Parties and their legal representatives, successors, and assigns.

13.3 ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement among the Parties and supersedes all previous negotiations, representations, writings and agreements, written, or oral, with respect to the subject matter herein. Any additional terms or conflicting terms or conditions contained in any other document pursuant to the subject matter herein are hereby abrogated. ACLARA and Roche agree that this Agreement shall not be altered, amended or modified, except in writing that is signed by an authorized representative of both Parties.

13.4 NON-WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by a duly authorized representative of the Party claimed to have waived or consented.

13.5 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any statute or rule or law, the provision is to that extent to be deemed omitted, and the remaining provisions shall not be affected in any way.

13.6     RELATIONSHIP OF THE PARTIES:

         13.6.1 ACLARA and Roche intend that an independent contractor relationship shall be created by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or concerted action.

         13.6.2 Personnel assigned by either Party to provide deliverables under this Agreement will be employees or contractors of said Party and will not for any purpose be considered employees or agents of the other Party. Each Party assumes full responsibility for the actions of such personnel and contractors while performing all its obligations hereunder, either at ACLARA or Roche facility, and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), workmen's compensation and occupational disease insurance as required by law, comprehensive public liability insurance, compensation, disability benefits and the like.

         13.6.3 ACLARA agrees that, while its personnel or contractors are on Roche's premises, they will conform to all Roche's work rules, safety regulations and its standard practices governing behavior of its own employees. Also, ACLARA agrees to require such personnel and contractors to work in a manner which will comply with all federal, state and local laws and regulations governing said work practices.

13.7 NOTICES. All notices, demands and communications provided for in this Agreement shall be in writing and shall be deemed effective by a Party upon hand delivery or when mailed, postage prepaid, by registered or certified mail, to the other Party or its copy designee at the respective addresses listed below, unless and until such address is changed by giving written notice thereof in like manner.

         To Roche:         Roche Diagnostics Corporation
                           9115 Hague Road
                           Indianapolis, IN 46250
                           Attn: Purchasing Manager
                           (with a copy to the Law Department at the same address)

         To ACLARA         ACLARA BioSciences, Inc.

                           1288 Pear Avenue
                           Mountain View, CA 94043
                           Attn:  Joseph M. Limber, CEO and President
                           (with a copy to the Legal Department at the same address)

13.8 EXPORT OF DATA. ACLARA agrees to comply with all applicable Federal, State and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the Export of Technical Data, insofar as they relate to the subject matter described herein.

13.9     GOVERNING LAW:

         13.9.1 The Agreement shall be governed by the laws of the state of Delaware. Both Parties agree to use all reasonable efforts in a good faith attempt to settle as promptly as possible any and all disputes arising from this Agreement or a transaction conducted pursuant to this Agreement; but failing an amicable settlement, exclusive jurisdiction and venue over such dispute shall be in a court of competent jurisdiction residing in Marion County, Indiana or Santa Clara or San Francisco County, California.

         13.9.2 ACLARA and Roche shall do all things necessary to comply with all applicable Federal, State and local laws, regulations and ordinances relating to services to be performed under this Agreement. Roche and ACLARA are federal contractors with obligations from various Federal Laws, Code of Federal Regulations (CFR), Public Laws, and Executive Orders, such as Equal Employment Opportunity and the utilization of small, small disadvantaged, woman owned, veteran and HUB zone businesses per the Federal Acquisition Regulations (FAR). Each Party agrees to comply with the obligations contained in the applicable federal laws and regulations, as well as any applicable state or local laws or regulations of a similar nature. Each Party agrees to provide, at the other Party's request, any and all documentation required to substantiate such compliance.

13.10 PRODUCT MARKING. In the labeling and packaging inserts for Product, unless the Parties otherwise mutually agree, Roche include the following reference:
"Developed and Manufactured by ACLARA BioSciences, Inc."

13.11 USE OF TRADEMARK AND NAME. Each Party may not use the other Party's name or trademarks, or refer to or disclose the existence of this Agreement or the obligations performed hereunder, directly or indirectly, without the prior written consent of the other Party. If Roche wishes to use the Arteas trademark in connection with its performance under this Agreement, it shall promptly notify ACLARA and the Parties shall negotiate in good faith a separate license agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Roche Diagnostics Corporation                       ACLARA BioSciences, Inc.





[illegible]                                 /s/ Joseph M. Limber
--------------------------------------      ------------------------------------
Name                                        Name


VP business Planning                        President, CEO
--------------------------------------      ------------------------------------
Title                                       Title


October 26, 2001                            October 26, 2001
--------------------------------------      ------------------------------------
Date                                        Date





--------------------------------------
Name

--------------------------------------
Title

--------------------------------------
Date

                                    Exhibit A

                               Pricing - Arteas-96
                                       [*]




[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit B

                           Products and Specifications

         1. Custom packaged Arteas-96 Product with Roche provided labels and packaging materials.
         2. Custom packaged Arteas-384 Product with Roche provided labels and packaging materials.


                                  Arteas(TM) 96

                           Product Definition Document

PRODUCT DESCRIPTION

--------------------------------------------------------------------------------
Arteas(TM) Microfluidic Devices utilize a novel 96-channel design that enables the miniaturization of biochemical assays to nanoliter volumes. Conventional technology used to miniaturize assay volumes met with a range of unique problems principally associated with evaporation. Now the Arteas device solves these challenges by overcoming evaporation issues with an elegant and proprietary design.

--------------------------------------------------------------------------------


                   BENEFITS OF THE ARTEAS MICROFLUIDIC DEVICE
--------------------------------------------------------------------------------
|X| Controls evaporation while maintaining sample integrity at nanoliter volumes

|X|      Ensures proper mixing at nanoliter volumes
|X|      Enables assay CV ~10%
|X|      Allows library screening with previously impractical amounts of target
|X|      Decreases reagent usage up to 100 fold
--------------------------------------------------------------------------------


Physical Specifications

         1) Plate Materials

                a. Techmer 666 Black Styrene Resin
                b. Plasma Treated Trycite 3000 Film

         2) Dimensional Specifications
            A.  Overall

                a. Length       125.00 +/- 0.15mm

                b. Height        14.50 +/-0.20mm
                c. Width         85.5  +/-    0.5mm
                d. Well Pitch     9.0 mm

            B.  Wells

                a. ECW (Evaporation Control Well)  2.0 mm (W) X 1.5 mm (H)
                b. AW  (Assay Well)                1.5 mm (W) X 1.5 mm (H)
                c. AR  (Auxiliary Reservoir)       2.0 mm (W) X 1.5 mm



Functional Specifications

(A summary of release data for Lots # AC121400 & #201 is available upon request)

            A. Fill Test

                  99.9% of the wells fill

            B. Test Compound Retention Test (Doc #1103, available on request)

                  To document the performance of the ArteasTM 96-pattern Card when the Test Compound (using Fluorescein as a surrogate) is pre-mixed and added via the Evaporation Control Well

                  Specification:
                  less than 80% Retention
                  % CV greater than 15% per plate

                  % CV greater than 15% (7 cards/group)



         C. Diffusion Test (Doc #1104 available upon request)

                  To determine the retention rate of fluorescein in the assay wells of an ArteasTM Card

                  Specification:
                   less than 80% signal remaining in the Assay Well % CV greater than 15% (6 cards/group)



         D. Stability Specification (Doc #1101 available on request)

                  To document product shelf life

                  Stability Specification:
                  One year from date of manufacture stored at room temperature of between 19(Degree) C and 25(Degree) C

                ACLARA will continue the stability studies to establish not less than eighteen (18) months stability.

         E. Functional Assay Data (Doc #1102 [Protease]; Doc #1111 [Alkaline Phosphatase]; Protocols available on request)

                  To perform functional assays for releasing commercial lots of the ArteasDevice. Initial lots of Arteas 96 (Lot # AC121400 &
                  201) were released with the Cathepsin L protease assay. Future lots manufactured will be released with the Alkaline Phosphatase assay, which is currently in validation.

                  Specification:
                  % CV greater than 15% per card tested

                  z factor greater than  0.5


QUALITY ASSURANCE SAMPLING PLAN

         Production samples are tested according to the Manufacturer's Control Plan # 0001059. (Control Plan available on request).

            1.  Arteas-96 Leak Test Procedure/Specifications: 100% QC

                  Definition:
                  Before each leak test, vacuum is energized against a closed valve and quantified (~ 28 in Hg). This value becomes the `reference' vacuum value for each test. A `seal plate' is then placed and sealed against the card skirt. Vacuum is drawn against the card cavity where the film has been welded and held for approximately 4 sec, after which a 2nd vacuum reading is captured. If this 2nd vacuum reading is less than 95% of the reference value, the card is considered to have failed the test. A failed vacuum test means that air is flowing between the film and the energy directors, indicative of a faulty weld.

                  Specification:
                  Vacuum reading less than 95% of reference value


           2. Metrology Dimensional Testing

                  Parts are pulled every hour and dimensionally inspected according to the Manufacturer's Control Plan.

           3. Functional Testing

     Parts are pulled every hour and functionally tested for % Fill, Test Compound Retention, Diffusion, and Functional Assay requirements.

PACKAGING REQUIREMENTS

         A.  Lot size               TBD

         B.  Packaging              TBD
                1.  Labeling
                2.  Container



                                 Arteas(TM) 384

                           PRODUCT DEFINITION DOCUMENT

Preliminary Product Description

         [ * ]

Physical and Functional Specifications

         [ * ]


-------------------
[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.